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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): October 25, 1999


                           CHAPARRAL RESOURCES, INC.
              (Exact Name of Registrant as Specified in Charter)


             DELAWARE                     0-7261               84-0630863
   (State or Other Jurisdiction        (Commission            (IRS Employer
         of Incorporation)             File Number)         Identification No.)

       16945 Northchase, Suite 1440
              Houston, Texas                                         77060
 (Address of Principal Executive Offices)                          (Zip Code)



      Registrant's telephone number, including area code: (281) 877-7100

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ITEM 5.   OTHER EVENTS

     8% Non-Negotiable Convertible Subordinated Promissory Notes. October 25, 1999 and November 12, 1999, Chaparral Resources, Inc., a Delaware corporation (the "Registrant"), issued to various investors an aggregate principal amount of $4.0 million of its unsecured 8% Non-Negotiable Convertible Subordinated Promissory Notes (the "Notes"). The Notes contain a provision permitting the holders of the Notes to convert them into shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), at a conversion price of $1.86 per share, subject to adjustment under certain conditions; provided, however, the conversion provision is subject to the approval of the stockholders of the Registrant. Upon stockholder approval, the Notes will automatically convert into shares of Common Stock without any further action on the part of the Registrant or the holders of the Notes. The Registrant will deliver certificates representing such shares not later than the tenth business day following approval by the stockholders. If the stockholders do not approve the conversion provision of the Notes, (1) the annual interest rate payable under the Notes will increase to the lesser of 25% or the maximum rate allowed by applicable law and (2) the Notes will be subordinate to the Loan, as discussed below. The Registrant will use approximately $1.0 million of the proceeds to repay an outstanding bank loan, and will use the remaining $3.0 million to provide interim funding until various conditions under the Loan have been satisfied.

     Loan Agreement. The Registrant, Central Asian Petroleum (Guernsey) Limited, Central Asian Petroleum, Inc., Karakuduk Munay, JSC ("KKM"), Shell Capital Services Limited ("Shell"), Shell Capital Limited, and certain other persons entered into a loan agreement, dated as of November 1, 1999 (the "Loan"), pursuant to which the Registrant can borrow up to $24.0 million subject to compliance with certain affirmative and negative covenants. The Registrant intends to use the proceeds from the Loan to continue KKM's development of the Karakuduk Field located in the Mangistau Region of the Republic of Kazakhstan.

     The consummation of the Loan is subject to several conditions which include, without limitation, (i) an equity infusion of at least $9.0 million,
(ii) the acquisition of political and transportation risk insurance, (iii) the hedging of a significant portion of the Registrant's future oil production, and
(iv) the retirement, conversion or subordination of all of the Registrant's outstanding approximately $9.1 million of term and demand debt, which includes $5.1 million of secured stockholder bridge loans (the "Stockholder Loans") and the $4.0 million of Notes.

     In order to fulfill the remainder of the equity infusion required to consummate the Loan, the Board of Directors of the Registrant has authorized and plans to effect a dutch auction format rights offering (the "Rights Offering") of its Common Stock, pursuant to which stockholders would be able to purchase, on a pro rata basis, additional shares of the Registrant's common stock at $1.86 per share. The Rights Offering is subject to stockholder approval, and will only be made by means of a prospectus, after a registration statement to be filed by the Registrant with the Securities and Exchange Commission becomes effective.

     Additionally, in connection with the requirement under the Loan that the Registrant retire, convert or subordinate its outstanding term and demand debt, the Registrant has offered to issue additional Notes to the holders of the

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secured Stockholder Loans. All of the holders of the secured Stockholder Loans have agreed to this exchange and each will receive a new Note upon the Registrant's receipt of such holder's loan documentation.

     In connection with the Loan, the Registrant will issue to Shell a warrant to purchase up to 15% of the Registrant's outstanding Common Stock. The warrant will be non-transferable and will not be exercisable for a period of approximately 18 months after its initial issuance. Additionally, it will contain registration rights provisions. The warrant exercise price will be determined by reference to the average closing price of the Common Stock for the 90-day period immediately preceding November 1, 1999, subject to certain anti-dilution provisions.

     The conversion of the Notes, including the Notes to be issued in exchange for the secured Stockholder Loans, and the issuance of the warrant to Shell will result in the issuance, in the aggregate, of approximately 5.3 million shares of the Registrant's common stock. In addition, since the Registrant's Series A Preferred Stock contains certain anti-dilution provisions, the issuance of the Notes may result in the issuance of an additional 225,000 shares of Common Stock.

     This summary is qualified in its entirety by the Registrant's November 1, 1999 press release, the Registrant's November 3, 1999 press release, the Notes and the Loan Agreement attached as exhibits and incorporated by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Number    Exhibit
------    -------
4.1 8% Non-Negotiable Convertible Subordinated Promissory Note, dated October 25, 1999, principal amount $2,000,000, to Allen & Company Incorporated

4.2 8% Non-Negotiable Convertible Subordinated Promissory Note, dated October 25, 1999, principal amount $250,000, to Global
          Undervalued Securities Fund, LP

4.3 8% Non-Negotiable Convertible Subordinated Promissory Note, dated October 25, 1999, principal amount $200,000, to Pecos Joint Venture

4.4 8% Non-Negotiable Convertible Subordinated Promissory Note, dated October 25, 1999, principal amount $125,000, to Thomas G. Murphy

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4.5       8% Non-Negotiable Convertible Subordinated Promissory Note, dated
          October 25, 1999, principal amount $125,000, to William Keller

4.6 8% Non-Negotiable Convertible Subordinated Promissory Note, dated October 25, 1999, principal amount $100,000, to Duncan A. Lee

4.7 8% Non-Negotiable Convertible Subordinated Promissory Note, dated October 25, 1999, principal amount $100,000, to Patrick McGee

4.8 8% Non-Negotiable Convertible Subordinated Promissory Note, dated October 25, 1999, principal amount $100,000, to Marathon Special Opportunity Fund, LLC

4.9 8% Non-Negotiable Convertible Subordinated Promissory Note, dated November 12, 1999, principal amount $1,000,000, to Whittier Ventures, LLC

10.1      $24,000,000 Loan Agreement dated as of November 1, 1999

99.1      Press Release, dated November 1, 1999, of Chaparral Resources, Inc.

99.2      Press Release, dated November 3, 1999, of Chaparral Resources, Inc.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHAPARRAL RESOURCES, INC.



Date: November 16, 1999                  By: /s/ Michael B. Young
                                             ---------------------------
                                             Michael B. Young, Treasurer